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Exhibit 23-A

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) of BellSouth Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 7, 2003, with respect to the consolidated financial statements of Cingular Wireless LLC (not included separately therein) included in the BellSouth Corporation Current Report (Form 8-K) dated May 30, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Atlanta, Georgia
May 27, 2003

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Consent of Independent Auditors